UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005 (August 30, 2005)

PERICOM SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street

San Jose, California 95134

(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets

On August 30, 2005, Pericom Semiconductor Corporation, a California corporation (the “Company”), acquired 39,773,792 shares of the common stock of eCERA ComTek Corporation (“eCERA”) representing 99.93% of the shares issued and outstanding of eCERA. The purchase price is 11.943 New Taiwan Dollars per share for a total of Four Hundred Seventy Five Million New Taiwan Dollars, or approximately $14.7 million based on exchange rates on August 30, 2005. eCERA, and its subsidiary Azer Crystal Technology Co., Ltd. (“Azer”), is a Taiwanese designer, manufacturer and distributor of frequency control products. The Company purchased the assets, properties, rights goodwill and claims used in, relating to, or arising from the conduct of the business of eCERA including substantially all of its cash, receivables, inventory, equipment and other tangible personal property and has also assumed the burdens, obligations and liabilities of eCERA and Azer incurred in the normal course of business. The Company purchased eCERA from AKER Technology Company, Ltd. (“AKER”), a publicly traded company in Taiwan. AKER is traded on the Taiwan OTC Exchange (TWO) under the symbol AKER, Code 6174.

The purchase price of 475 million New Taiwan Dollars is to be paid in two installments. The first installment of 400 million New Taiwan Dollars was paid on August 30, 2005 at the Closing Date. The second installment of 75 million New Taiwan Dollars will be paid within ninety days of August 30, 2005.

Included in the purchase of eCERA is eCERA’s 50% ownership of Azer comprised of 5,500,000 shares of common stock. The remaining 50% of Azer is owned by AKER. Under a separate share purchase agreement executed on August 30, 2005 AKER has agreed to offer, sell and deliver to eCERA the remaining 50% ownership comprised of 5,500,000 shares of common stock for a purchase price of $8.182 per share for an aggregate purchase price of Forty Five Million New Taiwan Dollars, or approximately $1.4 million based on exchange rates on August 30, 2005. The payment of the purchase price and the sale of the shares by AKER to eCERA will be consummated within six months of August 30, 2005 after satisfaction of certain conditions set forth in the share purchase agreement. The Company used and will use working capital to make these investments in eCERA and Azer.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of eCERA are not included in this report on Form 8-K. In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file financial statements of eCERA, if required, by amendment to this report on Form 8-K not later than November 14, 2005.

(b) Pro Forma Financial Information.

The pro forma financial information of the Company reflecting the acquisition is not included in this report on Form 8-K. In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file pro forma financial information, if required, reflecting the acquisition by amendment to this report on Form 8-K not later than November 14, 2005.

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(c) Exhibits.

The exhibits listed below are being furnished with this report on Form 8-K.

Exhibit Number	Description
2.1	Share Purchase Agreement dated August 30, 2005 by and between Pericom Semiconductor Corporation, AKER Technology Company, Ltd., and Shi-Hsiung Stone Liu for the sale by AKER and purchase by Pericom of 39,773,792 shares of common stock representing 99.93% of the outstanding common stock of eCERA ComTek Corporation.

2.1.1	Share Purchase Agreement dated August 30, 2005 by and between AKER Technology Company, Ltd., eCERA ComTek Corporation, and Shi-Hsiung Stone Liu for the sale by AKER and purchase by eCERA of 5,500,000 shares of common stock representing 50% of the outstanding common stock of Azer Crystal Technology Co., Ltd.

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Share Purchase Agreement described as exhibit 2.1 have been omitted. Copies of such exhibits and schedules will be furnished supplementally to the Securities and Exchange Commission upon request:

Schedule 3.9: Complete List of Liabilities

Schedule 3.13(b): eCERA Guaranty for AKER’s borrowing from Ta Chong Commercial Bank

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Share Purchase Agreement described as exhibit 2.1.1 have been omitted. Copies of such exhibits and schedules will be furnished supplementally to the Securities and Exchange Commission upon request:

Schedule 3.9: Complete list of all liabilities (other than trade payables) of Azer Crystal

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: September 6, 2005	By:	/s/ Michael D. Craighead
Michael D. Craighead
Chief Financial Officer

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